Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

MGP Ingredients, Inc.

As independent registered public accountants, we hereby consent to the incorporation by reference in MGP Ingredients, Inc. Registration Statement Nos. 333-51849, 333-119860, 333-137593, 333-162625 and 333-162626 on Form S-8 of our report dated February 29, 2012, relating to the December 31, 2010 carve-out financial statements of Lawrenceburg Distillers Indiana Distillery Operations appearing in this Current Report on Form 8-K/A of MGP Ingredients, Inc.

/s/ Mountjoy Chilton Medley LLP

Louisville, KY
March 7, 2012